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                                 Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (Nos. 333-54062, 333-54060, 333-53982, 333-47760 and 333-
49363) of Global Sports, Inc. of our report dated January 31, 2000 relating to the financial statements of Fogdog, Inc., which appears in the Current Report on Form 8-K of Global Sports, Inc. dated January 12, 2001.

/s/ PricewaterCoopers LLp
PricewaterhouseCoopers LLP


San Jose, California
July 24, 2001